BATCHER, ZARCONE & BAKER, LLP
                                                        ATTORNEYS AT LAW


                                KAREN A. BATCHER
                              kbatcher@bzblaw.com
                                 _____________

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                               December 21, 2006

Mr. James H. Donahue, President
Acadia Resources, Inc.
875 Mount Royal Drive
Kelowna, British Columbia
Canada,  V1Y 8R4

Re:   Consent to Use Legal Opinion in Form SB-2
      Registration Statement - Acadia Resources, Inc.

Dear Mr. Donahue:

I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

						Regards,

						BATCHER ZARCONE & BAKER, LLP


                                                /s/ Karen A. Batcher, Esq.
                                                --------------------------
						Karen A. Batcher, Esq.